UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2017

J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)

New York	1-3647	11-1059070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains 3 pages.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders was held on November 21, 2017.

(b)

The shareholders elected all of the Company’s nominees for directors and ratified the appointment of D’Arcangelo & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2018.

A.	Fixing Number of Directors at seven:

For:	1,336,593
Against:	25,460
Abstain:	7

B.	Election of Directors:

Name	Shares For	Shares Withheld	Non-Votes
Robert L. Ecker	1,302,905	59,155	582,507
Mark S. Greenblatt	1,301,905	60,155	582,507
Steven Gurney-Goldman	1,335,166	26,894	582,507
John J. Pearl	1,257,815	104,245	582,507
Dean L. Ryder	1,302,905	59,155	582,507
Jack Schwartz	1,257,889	104,171	582,507
Lloyd J. Shulman	1,257,965	104,095	582,507

C.	Ratification of D’Arcangelo & Co., LLP:

For:	1,895,851
Against:	48,189
Abstain:	527

D.	Advisory Vote of Resolution Approving Compensation of Named Executive Officers:

For:	1,331,057
Against:	30,692
Abstain:	311
Non-Votes	582,507

E.	Advisory Vote of Proposal on Frequency of Future Executive Compensation Advisory Votes:

Choice 1 - Every One Year:	193,426
Choice 2 - Every Two Years:	237
Choice 3 - Every Three Years	1,125,524
Abstain:	55,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.W. MAYS, INC.
(Registrant)

Dated:	November 22, 2017	By: Mark Greenblatt
Mark Greenblatt
Vice President
Principal Financial Officer